EXHIBIT 99.1

CUSTOMER  CONTACT  CENTER OPENS
(April 28, 2003 - West Chester, PA) Charles E. Swope, Chairman of the Board and President of First National Bank of Chester County, subsidiary of First Chester County Corporation, is pleased to announce the opening of our new Customer Contact Center. Mr. Swope said "the new Customer Contact Center promotes FNB's array of products and services and develops new business through proactive inbound opportunities and outbound campaigns. The Contact Center handles routine service transactions, provides customers with accurate information about their accounts, assists with prompt problem resolution, and offers quality financial services though excellence in customer service and recognition of cross sales and up sales opportunities." You can reach our Customer Contact Center via phone at 484-881-4000.

1ST QUARTER EARNINGS
Net income for the three months ended March 31, 2003 was $1.553 million, an increase of 1.0% compared to the three months ended March 31, 2002 net income of $1.540 million. Basic earnings per share for both periods were $0.35. Total Assets increased 11.6% from $590.3 million at March 31, 2002 to $658.9 million at March 31, 2003. First quarter 2003 net income includes a gain of $306 thousand from the sale of our $2.7 million credit card portfolio to Elan Financial Services (Elan). The simultaneous establishment of an agency agreement with Elan enables us to offer enhanced service and credit card products to First National's customer base. Elan supports more than 8 million credit card holders and card transactions for more than 1,200 financial institutions.

FIRST NATIONAL TO OPEN COATESVILLE BRANCH
This Spring, First National Bank of Chester County will open its 16th Branch Office in Chester County. The Coatesville Office, located at 258 East Lincoln Highway, is part of the Bank's strategic plan and consistent with our commitment to re-invest in Chester County. Mr. Swope also reaffirmed the banks intention to remain the Largest Independent Bank headquartered in Chester County.

TOTAL RETURN OF 17.4%
The Common Stock of First Chester County Corporation achieved a total return of approximately 17.4% for the twelve months ended March 31, 2003. (Total return was calculated by adding the dividend yield of 3.4% and the 14.0% stock price increase from March 31, 2002 to March 31, 2003. The dividend yield was calculated by dividing the total dividends of $0.525 per share paid from March 31, 2002 to March 31, 2003 by the stock price as of March 31, 2002. For purposes of these calculations, the stock prices were the average of the bid and ask prices quoted by market makers on the respective dates).



This release contains certain  forward-looking  statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company believes the assumptions underlying the forward-looking statements are reasonable. However, because the assumptions are predictions of future events and circumstances, any of the assumptions could be inaccurate. Therefore there can be no assurance that the forward-looking statements contained in this release will prove to be accurate. Additional information that could cause actual results to vary materially from the results anticipated might be found in the Company's most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Furthermore, the Company disclaims any obligation or intent to update any such factors or forward-looking statements to in light of future events and developments.

For more information, please contact the Bank's Shareholder Relations Department at 484 881-4141 or visit our interactive website at www.fnbchestercounty.com.
                                                       ------------------------
The attached Selected Financial Data is an integral part of this press release.

                        First Chester County Corporation
                       SELECTED FINANCIAL DATA (unaudited)


(Dollars in thousands, except per share data)


SELECTED FINANCIAL DATA                                        MARCH 31,              December 31,
                                                       2003               2002            2002
                                                  --------------------------------    ------------

Total assets                                       $ 658,926             590,299         640,010
Gross loans                                          436,348             444,589         447,682
Allowance for loan & lease losses                      6,389               6,746           6,230
Total investment securities                          129,346              86,136         128,375
Deposits                                             577,160             518,190         558,738
Shareholders equity                                   49,593              44,651          48,612
Average assets                                       634,564             584,496         603,676
Average equity                                        49,568              44,924          46,537
Non-accrual loans                                      5,965               7,137           5,216

Financial Management Services
  Assets under management & custody *                494,305             506,954         531,756

STATEMENT OF INCOME                                         THREE MONTHS ENDED MARCH 31,
                                                             2003                 2002
                                                        ----------------------------------
Interest income                                         $    8,323          $    9,461
Interest expense                                             1,941               2,939
                                                            ------              ------

Net interest income                                          6,382               6,522

Provision for loan losses                                      394                 470
                                                            ------              ------
Net interest income after
  provision for loan losses                                  5,988               6,052

       Financial Management Services revenue                   783                 805
       Service charges on deposit accounts                     533                 433
       Investment securities gains, net                         58                   -
       Operating lease rental income                           251                 180
       Gains on sale of premises and other real-estate owned     -                 245
       Gains and fees on the sale of residential mortgages     411                 118
       Gains on the sale of credit card portfolio              306                   -
       Other                                                   527                 419
                                                            ------              ------
       Non-interest income                                   2,869               2,200
                                                            ------              ------
       Salaries and employee benefits                        3,678               3,349
       Occupancy, equipment, and data processing             1,343               1,205
       Depreciation expense on operating leases                171                 200
       FDIC deposit insurance                                   22                  21
       Bank shares tax                                         109                 102
       Professional services                                   338                 279
       Other                                                   979                 915
                                                            ------              ------
       Non-interest expense                                  6,640               6,071

Income before taxes                                          2,217               2,181

Income Taxes                                                   664                 641

Net Income                                             $     1,553         $     1,540
                                                            ======              ======


PER SHARE DATA

Net income per share (Basic)                           $      0.35         $      0.35
Net income per share (Diluted)                         $      0.34         $      0.35
Cash divided declared                                  $     0.135         $     0.130
Book value                                             $     11.16         $     10.09
Average bid/ask                                        $     17.68         $     15.50
Actual shares outstanding                                4,445,452           4,422,930
Basic weighted average shares outstanding                4,437,965           4,423,584

     * These assets are managed by the Financial Management Services Division of the Bank and are not assets of the Bank or the Corporation.